UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Golden Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer dentification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Agreements

On October 1, 2015, Golden Entertainment, Inc. (the “Company”) entered into at-will employment agreements with each of the Company’s executive officers, Blake L. Sartini, Stephen A. Arcana and Matthew W. Flandermeyer, on the following terms. Under each employment agreement, in addition to the executive’s annual base salary, the executive is entitled to participate in the Company’s incentive compensation programs applicable to executive officers of the Company. The executives are also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements. Each executive is also provided with other benefits as set forth in his employment agreement. In the event of a termination without “cause” or a “constructive termination” (each, a “Qualifying Termination”), each employment agreement provides for the payment of severance to the executive in connection with his termination of employment, as well as continued health benefits, as described below, and acceleration of vesting of the executive’s stock awards. In the event of an executive’s termination of employment by reason of his death or disability, all of his stock awards will vest. The employment agreements also contain customary confidentiality, non-solicitation and non-compete provisions.

Under Mr. Sartini’s employment agreement, Mr. Sartini serves as the President and Chief Executive Officer of the Company, with such duties and responsibilities as are commensurate with the position, and reports directly to the Board. Mr. Sartini’s employment agreement provides for an initial annual base salary of $1,000,000, and Mr. Sartini’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 100% of his annual base salary. In the event of a Qualifying Termination, Mr. Sartini will be entitled to receive a lump-sum payment equal to the Severance Multiplier (defined below) times the sum of his annual base salary and his target annual bonus, each as in effect immediately prior to the date of termination, plus continued health benefits at the Company’s expense for a period of 18 months, plus a lump-sum cash payment equal to (1) the number of months by which the product of the Severance Multiplier times 12 exceeds 18, times (2) his monthly health insurance premium at the date of termination. The “Severance Multiplier” in Mr. Sartini’s employment agreement will be three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a change of control.

Under Mr. Arcana’s employment agreement, Mr. Arcana serves as the Executive Vice President and Chief Operating Officer of the Company, with such duties and responsibilities as are commensurate with the position, and reports directly to the Company’s Chief Executive Officer. Mr. Arcana’s employment agreement provides for an initial annual base salary of $510,000, and Mr. Arcana’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 65% of his annual base salary. In the event of a Qualifying Termination, Mr. Arcana will be entitled to receive a lump-sum payment equal to two times the sum of his annual base salary and his target annual bonus, each as in effect immediately prior to the date of termination, plus continued health benefits at the Company’s expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

Under Mr. Flandermeyer’s employment agreement, Mr. Flandermeyer serves as the Executive Vice President and Chief Financial Officer of the Company, with such duties and responsibilities as are commensurate with the position, and reports directly to the Company’s Chief Executive Officer. Mr. Flandermeyer’s employment agreement provides for an initial annual base salary of $450,000, and Mr. Flandermeyer’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 65% of his annual base salary. In the event of a Qualifying Termination, Mr. Flandermeyer will be entitled to receive continued payment of his annual base salary as in effect immediately prior to the date of termination for a period of two years following his date of termination, plus a lump-sum payment equal to two times his target annual bonus as in effect immediately prior to the date of termination, plus continued health benefits at the Company’s expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

The employment agreements generally define “cause” to include: (1) the executive’s commission of a felony, (2) the executive’s theft or embezzlement of property of the Company or the commission of any similar act involving moral turpitude, (3) the failure of the executive to substantially perform his material duties and responsibilities, which failure (if curable) is not cured within 30 days after the executive’s receipt of written notice from the Board, (4) the executive’s material violation of a significant Company policy, which violation (if curable) is not cured within 30 days after the executive’s receipt of written notice from the Company and which violation has a material adverse effect on the Company or its subsidiaries, (5) the failure of the executive to qualify (or thereafter the disqualification of the executive) under any regulatory or licensing requirement of any jurisdiction or regulatory authority to which the executive may be subject by reason of his position with the Company (unless waived by the Board or the Compensation Committee in its sole discretion or, in the case of Mr. Sartini’s employment agreement only, unless the failure to qualify is in a jurisdiction that the Company has entered into without Mr. Sartini’s prior consent) or (6) the revocation of a gaming license as a result of any act or omission by the executive, which revocation has an adverse effect on the Company or its subsidiaries. The employment agreements generally define “constructive termination” as the occurrence of any of the following events or circumstances: (1) a material, adverse change of the executive’s responsibilities, authority, status, position, offices, titles, duties or reporting requirements (including directorships), (2) a reduction in the executive’s base salary or a material adverse change in the executive’s annual compensation or benefits, (3) a requirement to relocate in excess of 50 miles from the executive’s then-current place of employment without the executive’s consent or (4) the breach by the Company of any material provision of the employment agreement or failure to fulfill any other contractual duties owed to the executive.

The foregoing descriptions of the executive employment agreements do not purport to be complete and are qualified in their entirety by the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of October 1, 2015, by and between Golden Entertainment, Inc. and Blake L. Sartini

10.2	Employment Agreement, dated as of October 1, 2015, by and between Golden Entertainment, Inc. and Stephen Arcana

10.3	Employment Agreement, dated as of October 1, 2015, by and between Golden Entertainment, Inc. and Matthew Flandermeyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: October 5, 2015	/s/ Matthew W. Flandermeyer
Name: Matthew W. Flandermeyer
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 1, 2015, by and between Golden Entertainment, Inc. and Blake L. Sartini

10.2	Employment Agreement, dated as of October 1, 2015, by and between Golden Entertainment, Inc. and Stephen Arcana

10.3	Employment Agreement, dated as of October 1, 2015, by and between Golden Entertainment, Inc. and Matthew Flandermeyer